THE HAIN CELESTIAL GROUP, INC.

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of IRWIN D. SIMON and DENISE M. FALTISCHEK, each acting individually and each of their assigns, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of an in the name, place and stead of the undersigned to:

(1)  prepare, execute, acknowledge, deliver and file on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of THE HAIN CELESTIAL GROUP, INC. (the "Company"), Forms 3, 4 and 5 (or any analogous form), including amendments, in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 and 5 (or any analogous form) and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)  seek or take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 (or any analogous form) with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 16th day of November, 2017.

/s/ Jack Sinclair
Signature

Jack Sinclair
Print Name

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INDIVIDUAL ACKNOWLEDGEMENT

STATE OF NEW YORK)
                                                : ss.:
COUNTY OF NASSAU)

On this __16__ day of _November_____, 2017, before me personally appeared Denise M. Faltischek personally known to me to be the person that executed this instrument and acknowledged to me that he/she executed the same.

WITNESS my hand and official seal.

Signature     /s/ Melissa A. Schombs         (Seal)